UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2021

DIAMEDICA THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-36291	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Carlson Parkway, Suite 260 Minneapolis, Minnesota	55447
(Address of principal executive offices)	(Zip Code)
(763) 312-6755
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting common shares, no par value per share	DMAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 7.01.         Regulation FD Disclosure.

On September 13, 2021, DiaMedica Therapeutics Inc. (the “Company”) announced the initiation of the first site for its pivotal ReMEDy2 trial, a Phase 2/3 clinical study of DM199 for the treatment of acute ischemic stroke (“AIS”), as described in more detail under Item 8.01 of this Current Report on Form 8-K. A copy of the press release announcing the initiation of the ReMEDy2 trial is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference and constitutes a part of this report.

Also, on September 13, 2021, in connection with the announcement of the initiation of the ReMEDy2 trial and management’s participation in several upcoming investor conferences, the Company made available an investor presentation (the “Investor Presentation”), a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K, and the information set forth therein is incorporated herein by reference and constitutes a part of this Item 7.01. Representatives of the Company intend to make presentations at investor conferences and in other forums and these presentations may include the information contained in the Investor Presentation. The Company intends to disclose the information contained in the Investor Presentation, in whole or in part, and with updates and possibly modifications, in connection with presentations to investors, analysts and others and on its corporate website.

The information furnished under this Item 7.01 and the exhibits hereto shall not be deemed “filed” for the purposes of Section 18 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing by the Company under the Exchange Act or the United States Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

The information contained in this Current Report on Form 8-K and the exhibits hereto is summary information that is intended to be considered in the context of the Company’s United States Securities and Exchange Commission (the “SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report and the exhibits hereto, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure. By filing this report and furnishing this information, the Company makes no admission as to the materiality of any information contained in this report, including the exhibits hereto.

Item 8.01.         Other Events.

As described under Item 7.01 above, on September 13, 2021, the Company announced the initiation of the first site for its pivotal ReMEDy2 trial, a Phase 2/3 clinical study of DM199 for the treatment of acute ischemic stroke.

The ReMEDy2 trial is a randomized, double-blind, placebo-controlled Phase 2/3 adaptive trial designed to enroll 350 patients at 75 sites in the United States. Patients enrolled in the study will be treated with either DM199 or placebo within 24 hours of the onset of AIS symptoms. The study excludes patients treated with tissue plasminogen activator (“tPA”) and those with large vessel occlusions. The study population is representative of the 80% of AIS patients who do not have treatment options today, primarily due to the short treatment window of 4.5 hours required for administration of tPA.

The ReMEDy2 trial has two primary endpoints and is powered for success with either endpoint: 1) recovery from stroke as measured by the well-established modified Rankin Scale (“mRS”) at day 90, and 2) the rate of ischemic stroke recurrence at day 30. Recurrent strokes represent 25% of all ischemic strokes, often occur in the first few weeks after an initial stroke and are typically more disabling, costly, and fatal than initial strokes. Secondary endpoints for the study will evaluate participant deaths, mRS shift (which shows the treatment effect on participants across the full spectrum of stroke severity) and additional standard stroke scores (NIHSS and Barthel Index scores).

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 13, 2021 announcing initiation of the ReMEDy2 trial for acute ischemic stroke (furnished herewith)
99.2	Investor Presentation issued by DiaMedica Therapeutics, Inc. in connection with the initiation of the ReMEDy2 trial for acute ischemic stroke (furnished herewith)
104	The cover page from this Current Report on 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMEDICA THERAPEUTICS INC.

By:	/s/ Scott Kellen
Scott Kellen
Chief Financial Officer and Secretary

Dated: September 13, 2021